EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the annual report on Form 10-K of the Federal Home Loan Bank of Atlanta (the “Registrant”) for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), W. Wesley McMullan, as President and Chief Executive Officer of the Bank, and Haig H. Kazazian III, as Senior Vice President and Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 4, 2021	/s/ W. Wesley McMullan
W. Wesley McMullan
President and Chief Executive Officer

Date:	March 4, 2021	/s/ Haig H. Kazazian III
Haig H. Kazazian III
Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.